SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2004

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-19034	No. 13-3444607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NY	10591-6707

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(914) 347-7000

NOT APPLICABLE

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT
Item 5. Other Events and Required FD Disclosure.
SIGNATURE

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events and Required FD Disclosure.

     In conjunction with the purchase of Immunex Corporation by Amgen Inc. in 2002, Amgen was required by the U.S. Federal Trade Commission to dispose of all of its Regeneron common shares. This divestiture was subject to certain quarterly volume limitations unless otherwise agreed to by Regeneron. On April 28, 2004, Regeneron gave its consent to Amgen to enter into a forward contract for the sale of approximately 2.9 million shares, representing Amgen's entire holding of Regeneron common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Regeneron Pharmaceuticals, Inc.

By: /s/ Murray A. Goldberg

Murray A. Goldberg Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer & Assistant Secretary

Date: April 28, 2004